EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2004 relating to the consolidated financial statements which appears in Lattice Semiconductor Corporation's Annual Report on Form 10-K for the year ended January 3, 2004 (the “Form 10-K”). We also consent to the incorporation by reference of our report dated March 31, 2004 relating to the financial statement schedule, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
December 2, 2004